
[GRAPHIC OMITTED]                                                     [GRAPHIC OMITTED]
                                                                      CORPORATE INVESTOR RELATIONS
                                                                      5333 15TH AVENUE SOUTH, SUITE 1500
                                                                      SEATTLE, WA 98108
Contacts:                                                             206.762.0993
Brian P. Peters, President and CEO   Brian F. Grimes, EVP and CFO     www.stockvalues.com
bpeters@coastbankflorida.com         bgrimes@coastbankflorida.com
941-752-5900                         941-752-5900

================================================================================

        COAST FINANCIAL SECOND QUARTER NET INTEREST INCOME INCREASES 35%
        ----------------------------------------------------------------
                           AND REVENUES INCREASE 40%;
                           --------------------------
               COMPANY EARNS $235,000 OR $.06 PER SHARE IN QUARTER
               ---------------------------------------------------


Bradenton, Florida - July 22, 2004 - Coast Financial Holdings, Inc. (Nasdaq:
CFHI), parent company of Coast Bank of Florida, today reported that strong loan and deposit growth contributed to a 35% increase in net interest income for the second quarter of 2004, compared to a year earlier. For the quarter ended June 30, 2004, net income was $235,000, or $0.06 per diluted share, compared to a net loss of $189,000, or $0.14 per diluted share, in the second quarter of 2003. For the first half of the year, net income was $244,000, or $0.06 per diluted share, compared to a net loss of $55,000, or $0.04 per diluted share, for the same period a year earlier.

Coast Financial completed the sale of their merchant portfolio in June, one month ahead of schedule, which resulted in a $ 133,000 after tax gain. Excluding the after tax effect of the gain, net income was $ 102,000, or $0.03 per diluted share, for the second quarter and $ 111,000, or $0.03 per diluted share for the six month period.

"We have grown our franchise, shifted the loan and deposit mix, focused on community banking and have improved the bottom line. We are now seeing profits and expect to see improved profitability as the year continues," said Brian P. Peters, President and CEO of Coast Financial Holdings, Inc. "Our year to date performance is ahead of plan, even excluding the one time gain. Assets are quickly approaching $350 million and we will continue to control operating expenses to maximize our profitability going forward."

INCOME STATEMENT REVIEW

Second quarter revenue (net interest income before the provision for loan losses plus other operating income) for the quarter ended June 30, 2004, increased 40% to $3.3 million, compared to $2.4 million for the second quarter of 2003. Net interest income before the provision for loan losses, grew 56% to $2.4 million, compared to $1.5 million in the like quarter of 2003. "We increased our provision for loan losses more than three-fold to $491,000 compared to $131,000 in the second quarter a year ago, due to growth of our loan portfolio," Peters added. Following the provision, Coast's net interest income increased 35% to $1.9 million, compared to $1.4 million in the second quarter last year. Net interest margin was 3.21% for the quarter compared to 3.60% for the first quarter of 2004 and 3.18% for the second quarter of 2003. "We invested excess funds in short term investments resulting in a lower yield on earning assets during the quarter. While we have lowered our cost of funds substantially, our net interest margin was off from the previous quarter," said Peters. "As loan growth continues we expect net interest margin to improve."

Non-interest income for the second quarter increased 12% to $949,000, compared to $848,000 for the second quarter of 2003. The increase was due to gain on sale of the merchant portfolio mentioned above. For the first six months of the year, non-interest income was $1.5 million, which was at the same level for the first half of 2003. Non-interest expense totaled $2.4 million for the second quarter of 2004, about level with expenses for the second quarter of 2003. For the first half of the year, non-interest expense was up 26% to $5.0 million, compared to $3.9 million for the first half of 2003. The increase was due to the $400,000 settlement on impaired securities in 2003, and expenses associated with the addition of new branches in each of the last preceding three quarters.

"In May, we opened our seventh branch -- located in Downtown Bradenton. Already, we have generated strong loans and deposits from the new location, and it continues to perform particularly well for a new branch. We expect it to be profitable within 12 months," said Peters. "Additionally, we are progressing with the new downtown corporate office located in the same building as our branch, and expect to relocate our administrative functions there later this year and

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


CFHI - Second Quarter Earnings
July 22, 2004
Page 2 of 6

sell our existing operations center. We also have two additional branch sites, one owned and one under a contract to buy, which are in the planning stages of development. We are evaluating other potential sites within our rapidly growing market area."

BALANCE SHEET REVIEW

Assets increased 60% to $335 million at June 30, 2004, compared to $209 million a year earlier. Stockholders' equity more than doubled from a year earlier to $34 million, primarily as a result of the initial public offering completed in November 2003. Book value increased 20% to $9.04 per share at June 30, 2004, from $7.56 per share a year earlier.

Deposits grew 63% over the past twelve months to $275 million at June 30, 2004, compared to $169 million at June 30, 2003. "Our deposit mix is changing," said Peters. "We are shifting away from our dependence on new time deposits and focusing on building core deposits for the long-term, which will enhance customer retention. We also recently launched a new package of deposit products. We expect these products to help grow our demand deposits and fee income." Core deposits have increased by 98% from June 30, 2003, and now represent 42% of total deposits. Time deposits now represent 58% of total deposits compared to 66% of total deposits at June 30, 2003.

Net loans jumped 59% to total $257 million at June 30, 2004, from $161 million a year earlier. "We are continuing to build our loan portfolio while maintaining high lending standards," said Peters. "The loan mix is changing to include more commercial loans, and although we are pleased with this increase, we believe it is important to maintain a balance in the portfolio. We expect to increase our lending efforts in home equity and other consumer products with a focus on credit quality and long term profitability." Residential construction and land loans grew 119% and now account for 28% of net loans, compared to 20% at June 30, 2003. Commercial real estate loans more than doubled and now comprise 28% of Coast's net loan portfolio at June 30, 2004, compared to 22% a year earlier. Commercial business loans grew 11% and represent 13% of net loans at the end of the second quarter, compared to 18% a year earlier.

The ratio of net charge-offs to average loans outstanding was 0.36% for the second quarter, compared to 0.03% for the same quarter of 2003. At June 30, 2004 non performing assets totaled $1.8 million, or 0.53% of total assets, compared to $1.9 million, or 0.61% of total assets at March 31, 2004, and $525,000, or 0.25% of total assets at June 30, 2003. The allowance for loan losses was $2.8 million, or 1.09% of total loans outstanding, at June 30, 2004, compared to $1.6 million, or 0.98% of total loans, a year earlier.

ABOUT THE COMPANY

Coast Financial Holdings, Inc. through its banking subsidiary, Coast Bank of Florida (www.coastbankflorida.com), operates seven full-service banking locations in Manatee County, Florida. Coast Bank of Florida is a general commercial bank that provides full-service banking operations to its customers from its headquarters location and from branch offices in Bradenton, Palmetto and Longboat Key. Through an arrangement with Raymond James Financial Services, Inc., Coast makes asset and investment management services and insurance products available to its customers.

This press release and other statements to be made by the Company contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, including but not limited to statements relating to projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management's plans, strategies, and objectives for future operations, and management's expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry, or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as "believe," expect," anticipate," project," and conditional verbs such as "may," "could," and "would," and other similar expressions or verbs. Such forward-looking statements reflect management's current expectations, beliefs, estimates, and projections regarding the Company, its industry and future events, and are based upon certain assumptions made by management. These forward-looking statements are not guarantees of future performance and necessarily are subject to risks, uncertainties, and other factors (many of which are outside the control of the Company) that could cause actual results to differ materially from those anticipated. These risks, uncertainties, and other factors include, among others: changes in general economic or business conditions, either nationally or in the State of Florida, changes in the interest rate environment, the Company's ability to successfully open and operate new branches and collect on delinquent loans, changes in the regulatory environment, and other risks described in the Company's Form 10-KSB for the fiscal year ended December 31, 2003 and as described from time to time by the Company in other reports filed by it with the Securities and Exchange Commission. Any forward-looking statement speaks only to the date on which the statement is made, and the Company disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. If the Company does update any forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements.


                                 (tables follow)

CFHI - Second Quarter Earnings
July 22, 2004
Page 3 of 6

                                                                   Quarter Ended                          Six Months Ended
                                                   ---------------------------------------------     -----------------------------
                                                  Jun 30, 2004     Mar 31, 2004     Jun 30, 2003     Jun 30, 2004     Jun 30, 2003
                                                  ------------     ------------     ------------     ------------     ------------
                                                   (unaudited)                                       (unaudited)

Loans receivable                                   $     3,861      $     3,604      $     2,638      $     7,465      $     5,056
Securities                                                 245              238              275              483              551
Other interest-earning assets                               25               12               21               37               44
                                                   -----------      -----------      -----------      -----------      -----------
      Total interest income                              4,131            3,854            2,934            7,985            5,651


Deposits                                                 1,705            1,471            1,327            3,176            2,605
Borrowings                                                  73               85              100              158              188
                                                   -----------      -----------      -----------      -----------      -----------
      Total interest expense                             1,778            1,556            1,427            3,334            2,793
                                                   -----------      -----------      -----------      -----------      -----------
      Net interest income before provision
        for loan losses                                  2,353            2,298            1,507            4,651            2,858

                                                           491              329              131              820              312
                                                   -----------      -----------      -----------      -----------      -----------
      Net interest income after provision
        for loan losses                                  1,862            1,969            1,376            3,831            2,546


Service charges on deposit accounts                        106               96               66              202              131
Gain on sale of loans                                      497              283              414              780              683
Gain on sale of securities available for sale               --               --               61               --               98
Net loan servicing (costs) fees                           (101)             (58)               2             (159)             (10)
Asset management fees                                        6               71              123               77              240
Other                                                      441              196              182              637              325
                                                   -----------      -----------      -----------      -----------      -----------
      Total non-interest income                            949              588              848            1,537            1,467


Salary and employee benefits                             1,281            1,330            1,234            2,611            2,372
Occupancy and equipment                                    300              335              259              635              485
Data processing                                            258              248              228              506              430
Professional fees                                          141              176              117              317              203
Telephone, postage and supplies                            168              168              140              336              259
Advertising                                                 59               97               70              156              144
Settlement on impaired security                             --               --               --               --             (400)
Other                                                      223              188              310              411              439
                                                   -----------      -----------      -----------      -----------      -----------
      Total non-interest expense                         2,430            2,542            2,358            4,972            3,932
                                                   -----------      -----------      -----------      -----------      -----------
      Income before provision for income taxes             381               15             (134)             396               81

                                                           146                6              (50)             152               31

                                                   -----------      -----------      -----------      -----------      -----------
                                                           235                9              (84)             244               50

Dividends on preferred stock                                --               --             (105)              --             (105)

                                                   -----------      -----------      -----------      -----------      -----------
                                                   $       235      $         9      $      (189)     $       244      $       (55)
                                                   ===========      ===========      ===========      ===========      ===========

                                                   $      0.06      $        --      $     (0.14)     $      0.07      $     (0.04)
                                                   $      0.06      $        --      $     (0.14)     $      0.06      $     (0.04)

                                                     3,748,110        3,740,032        1,350,450        3,744,071        1,350,450
                                                     3,770,561        3,740,032        1,350,450        3,764,926        1,350,450


                                     (more)

CFHI - Second Quarter Earnings
July 22, 2004
Page 4 of 6

FINANCIAL  CONDITION
(In thousands except shares and per share data)                               Jun 30, 2004    Dec 31, 2003    Jun 30, 2003
                                                                              ------------    ------------    ------------
                                                                               (unaudited)
ASSETS
Cash and due from banks                                                       $     6,992      $     4,667      $     6,586
Federal funds sold                                                                    490            3,000            1,245
                                                                              -----------      -----------      -----------
      Cash and cash equivalents                                                     7,482            7,667            7,831

Securities available for sale                                                      47,482           26,972           28,147
Loans, net of allowance for loan losses of $2,808, $3,163, and $1,587, at         256,969          214,240          161,316
      6/30/04, 12/31/03, and 6/30/03 respectively
Foreclosed real estate                                                                 --               --               92
Federal Home Loan Bank stock, at cost                                                 854              592              592
Premesis and equipment, net                                                        16,502            8,614            7,057
Accrued interest receivable                                                         1,420            1,187              951
Deferred income taxes                                                               2,454            2,525            1,391
Loan servicing rights                                                                  --            1,134            1,019
Other assets                                                                        1,518              952              800
                                                                              -----------      -----------      -----------
                                                                              $   334,681      $   263,883      $   209,196
                                                                              ===========      ===========      ===========
LIABILITIES
Deposits:
      Non-interest bearing demand deposits                                    $    25,195      $    20,293      $    18,399
      Savings, NOW and money-market deposits                                       88,970           46,934           39,196
      Time deposits                                                               160,859          140,513          110,996
                                                                              -----------      -----------      -----------
          Total deposits                                                          275,024          207,740          168,591

Federal Home Loan Bank advances                                                     2,500            7,500            2,500
Other borrowings                                                                   20,251           12,097           19,928
Other liabilities                                                                   2,980            2,881            1,976
                                                                              -----------      -----------      -----------
                                                                                  300,755          230,218          192,995


STOCKHOLDERS' EQUITY
Preferred stock, $.01 par value; $11 liquidation value;
  5,000,000 shares authorized                                                          --               --            5,995
Common stock, $5 par value; 20,000,000 shares authorized                           18,757           18,677            6,752
Additional paid-in capital                                                         19,423           19,351            6,674
Accumulated deficit                                                                (3,811)          (4,055)          (3,157)
Accumulated other comprehensive income                                               (443)            (308)             (63)
                                                                              -----------      -----------      -----------
                                                                                   33,926           33,665           16,201

                                                                              -----------      -----------      -----------
Total liabilities and stockholders' equity                                    $   334,681      $   263,883      $   209,196
                                                                              ===========      ===========      ===========

Preferred shares issued and outstanding at end of period                               --               --          545,000
Common shares issued and outstanding at end of period                           3,751,350        3,735,450        1,350,450

Book value per common share at end of period                                  $      9.04      $      9.01      $      7.56


                                     (more)

CFHI - Second Quarter Earnings
July 22, 2004
Page 5 of 6

ADDITIONAL FINANCIAL INFORMATION
(in thousands)

LOANS:                                                  Jun 30, 2004       Dec 31, 2003      Jun 30, 2003
                                                        ------------       ------------      ------------
                                                         (unaudited)

      Commercial                                          $  32,388         $  30,321         $  29,291
      Commercial real estate                                 72,526            55,506            35,155
      Installment                                            35,560            36,687            33,075
      Residential real estate                                46,075            43,746            31,862
      Residential construction                               71,276            49,635            32,594

      Add (deduct):
            Deferred loan costs, net                          1,953             1,508               925
            Allowance for loan losses                        (2,808)           (3,163)           (1,587)
                                                          ---------         ---------         ---------
      Loans, net                                          $ 256,969         $ 214,240         $ 161,316
                                                          =========         =========         =========

NON - PERFORMING ASSETS :                               Jun 30, 2004       Dec 31, 2003      Jun 30, 2003
                                                          ------------     ------------      ------------

Loans on Non - Accrual Status                             $   1,770         $   1,055         $     373
Delinquent Loans on  Accrual Status                              --                --                23
                                                          ---------         ---------         ---------
Total Non - Performing Loans                                  1,770             1,055               396
Real Estate Owned (REO) / Repossessed assets                     13                62               129
                                                          ---------         ---------         ---------
      Total Non - Performing Assets                       $   1,783         $   1,117         $     525
                                                          =========         =========         =========

Total Non - Performing Assets / Total Assets                   0.53%             0.42%             0.25%

                                                                          Quarter Ended
                                                        -------------------------------------------------
                                                        Jun 30, 2004       Mar 31, 2004      Jun 30, 2003
                                                        ------------       ------------      ------------
CHANGE IN THE
ALLOWANCE FOR LOAN LOSSES :
Balance at beginning of period                            $   3,212         $   3,163         $   1,499

Provision for loan losses                                       491               329               131

Recoveries                                                        8                12                 1
Charge offs                                                    (903)             (292)              (44)
                                                          ---------         ---------         ---------
      Net charge offs                                          (895)             (280)              (43)
                                                          ---------         ---------         ---------


                                                          ---------         ---------         ---------
Balance at end of period                                  $   2,808         $   3,212         $   1,587
                                                          =========         =========         =========

Net Charge-offs / Average Loans Outstanding                    0.36%             0.13%             0.03%
Allowance for Loan Losses / Total Loans Outstanding            1.09%             1.36%             0.98%
Allowance for Loan Losses / Non - Performing  Loans             159%              174%              401%

                                     (more)

CFHI - Second Quarter Earnings
July 22, 2004
Page 6 of 6


ADDITIONAL FINANCIAL INFORMATION
(in thousands)
(Rates / Ratios Annualized)
                                                                                     Quarter Ended
                                                                --------------------------------------------------
                                                                 Jun 30, 2004      Mar 31, 2004     Jun 30, 2003
                                                                ---------------   ---------------  ---------------
                                                                 (unaudited)
OPERATING PERFORMANCE:
Average loans                                                   $     246,154       $    223,949       $    151,352
Average securities and deposits                                        48,620             32,842             38,962
Average non - interest - earning  assets                               28,726             21,536             17,100
                                                                -------------       ------------       ------------
Total Average Assets                                            $     323,500       $    278,327       $    207,414
                                                                =============       ============       ============

Average interest bearing deposits                               $     243,810       $    200,086       $    154,242
Average borrowings                                                     18,754             20,631             18,309
Average non - interest bearing  liabilities                            27,011             24,000             18,606
                                                                -------------       ------------       ------------
Total Average Liabilities                                             289,575            244,717            191,157

Total average equity                                                   33,925             33,610             16,257
                                                                -------------       ------------       ------------
Total Average Liabilities And Equity                            $     323,500       $     278,327      $     207,414
                                                                =============       ============       ============

Interest rate yield on loans                                             6.31%              6.47%              6.99%
Interest rate yield on securities and deposits                           2.23%              3.06%              3.05%
      Interest Rate Yield On Interest Earning Assets                     5.64%              6.04%              6.18%
                                                                -------------       ------------       ------------

Interest rate expense on deposits                                        2.81%              2.96%              3.45%
Interest rate expense on borrowings                                      1.57%              1.66%              2.19%
      Interest Rate Expense On Interest Bearing Liabilities              2.72%              2.84%              3.32%
                                                                -------------       ------------       ------------

Interest rate spread                                                     2.92%              3.20%              2.86%
                                                                =============       ============       ============

Net interest margin                                                      3.21%              3.60%              3.18%
                                                                =============       ============       ============


Other operating income/Average assets                                    1.18%              0.85%              1.64%

Other operating expense/Average assets                                   3.02%              3.67%              4.56%

Efficiency ratio (non-interest expense/revenue)                         73.59%             88.07%            100.13%

Return on average assets                                                 0.29%              0.01%             (0.16)%

Return on average equity                                                 2.79%              0.11%             (2.07)%

Average equity/Average assets                                           10.49%             12.08%              7.84%